======================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ----------------------

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           ---------------------

                       DUKE REALTY INVESTMENTS, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      INDIANA                             35-174049
(STATE OF INCORPORATION)     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                    8888 KEYSTONE CROSSING, SUITE 1200
                        INDIANAPOLIS, INDIANA 46240
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(b) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d)
please check the following box /x/        please check the following box / /

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES:  001-09044

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON
     TO BE SO REGISTERED                         WHICH
     -------------------              EACH CLASS IS TO BE REGISTERED
                                      ------------------------------
Common Shares, $.01 par value         The New York Stock Exchange, Inc.

Series F Preference Shares, Each
Share Representing a 1/1,000
Ownership Interest in One Series F
Cumulative Redeemable Preferred
Share                                 The New York Stock Exchange, Inc.

Series H Preference Shares, Each
Share Representing a 1/1,000
Ownership Interest in One Series H
Cumulative Redeemable Preferred
Share                                 The New York Stock Exchange, Inc.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:     NONE
                                                                      ----

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
          -------------------------------------------------------

      The securities of Duke Realty Investments, Inc. (the "Registrant") to be registered on The New York Stock Exchange, Inc. are (i) Preference Shares ("Series F Preference Shares"), each representing a one-thousandth (1/1,000) ownership interest in one 8.0% Series F Cumulative Redeemable Preferred Share, $.01 par value, $25.00 liquidation preference ("Series F Preferred Shares") and (ii) Preference Shares ("Series H Preference Shares"), each representing a one-thousandth (1/1,000) ownership interest in one 8.625% Series H Cumulative Redeemable Preferred Share, $.01 par value, $25.00 liquidation preference ("Series H Preferred Shares").

The descriptions of the Preference Shares and the Preferred Shares under the heading "Description of Duke Capital Stock Issued in Connection with the Proposed Merger" set forth in the Joint Proxy Statement and Prospectus for the Annual Meeting of Shareholders of Duke Realty Investments, Inc. and a Special Meeting of the Shareholders of Weeks Corporation which will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) subsequent to the filing of this Form 8-A shall be deemed to be incorporated by reference to this Form 8-A and shall be part hereof as of the date of filing of such document.

ITEM 2.   EXHIBITS
          --------
      The securities described herein are to be registered on The New York Stock Exchange, Inc. (the "Exchange"), on which other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part I to the instructions as to Exhibits to Form 8-A have been or will be duly filed with the Exchange.

4.1      Form  of  Articles  of  Amendment  of  Registrant's  Articles   of
  Incorporation.

4.2 Form of Deposit Agreement among Registrant, American Stock Transfer and Trust Co. and the holders from time to time of certain Preference Shares (which includes as an exhibit the form of Preference Receipt evidencing Preference Shares).

                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         DUKE REALTY INVESTMENTS, INC.


                         By:  /s/
                              ----------------------------
                              Dennis D. Oklak
                              Executive Vice President and
                              Chief Accounting Officer


                         Date:
                              ----------------------------